Intellinetics, Inc. Reports Year-End Results

SaaS Revenue Increased 86%

COLUMBUS, OH – (March 30, 2017) – Intellinetics, Inc. (OTCQB: INLX), a document solutions software company focused on IntelliCloudTM (a cloud-based document management solution for the Small to Medium Business (SMB) market and business teams within large enterprises), announced financial results for the twelve months ended December 31, 2016.

Year End Key Metrics

●	Software as a Service Revenue increased 86%
●	Total Revenue increased 11%
●	Despite net loss improvement, Adjusted EBITDA erosion – a result of sales and marketing investments needed to support and execute our burgeoning pipeline

Summary – Year-End Results

Revenues for the twelve months ended December 31, 2016 were $2,601,733, as compared with $2,336,991 for the same period in 2015, an increase of $264,742, or 11%. Sales of Software as a Service (SaaS) led the way with an 86% increase, which includes data storage and hosting services. Overall, gross margins were 73% and 77% for the twelve months ended December 31, 2016 and 2015, respectively, primarily due to product mix.

Net loss was $(1,576,311) and $(3,921,428) for the years ended December 31, 2016 and 2015, or $(0.09) and $(0.55) per share, respectively, representing a decrease of $(2,345,117), or 60%. Total decrease in net loss was attributable to the decrease in non-cash and mostly non-recurring expenses, including stock option expense, non-cash interest expense and notes payable conversion underwriting expense associated with the conversion of convertible notes to equity, effected in December 2015, as well as an increase in gross profit for the year ended December 31, 2016. However, Adjusted EBITDA loss for the year ended December 31, 2016 was $(1,023,668), compared with a loss of $(481,454) for the year ended December 31, 2015, a 113% increase.

Matthew L. Chretien, President and CEO of Intellinetics, stated, “We made tremendous progress in 2016 and many of the building blocks to create accelerating growth were put in place. We look forward to our quarterly financial results soon reflecting successful execution of our business plan. In the meantime, we look forward to providing progress reports on a growing number of OEM/Embedded channel technology partners.”

2016 Highlights

●	Refined our imaging channel model by streamlining growth through a master distribution partner (such as copier resellers) using IntelliCloud to become a world-class managed business services provider.

●	The partner is initially focusing on its top 150 dealers in its top 30 markets - supported by a mature multi-channel marketing engine and in-field sales teams.

●	Designed, built and launched IntelliCloud University™, allowing dealers (that primarily sell Multi-Function Printers, Managed Print Services or Managed IT Services) to generate more sales by seamlessly adding IntelliCloud document management to their core offerings, while reducing our costs. (www.intelliclouduniversity.com)

●	Continued to grow total revenues quarter-over-quarter all year while focusing on SaaS business.

●	SaaS sales are a recurring revenue model - providing an increasingly growing, stable revenue base while maximizing long-term enterprise value.

●	Launched in Q4, we focused on growing new revenue streams through technology-based partners that have leading cloud-based platforms with large and growing installation bases.

●	This new OEM / Embedded channel segment embeds the sale of IntelliCloud into an existing model vs. as a separate / standalone process. In some cases, this created new offerings that we are also selling through our imaging channel.

●	At the end of December, we initiated a convertible debt financing round of $1.25M (which was fully subscribed in January) to support our expected rapid growth.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business associated with any channel partner, distribution partner, or other reseller; Intellinetics’ future revenues and growth, whether SaaS-based or otherwise; market penetration; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, the success of our channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in the annual report on Form 10-K, to be filed on the date of this release, and any previously filed Form 10-Qs and Form 8-Ks. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP net loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant/offer expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA
	Year Ended December 31,
	2016	2015
Net loss - GAAP	$(1,576,311)	$(3,921,428)
Interest expense, net	92,570	718,008
Depreciation and amortization	10,687	11,626
Share-based compensation	200,378	430,000
Note conversion/offer warrant expense	235,405	2,083,328
Note conversion/offer underwriting expense	13,603	197,012
Adjusted EBITDA	$(1,023,668)	$(481,454)

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2016	2015

Revenues:
Sale of software	$390,583	$601,141
Software as a service	525,282	281,899
Software maintenance services	988,690	941,531
Professional services	502,952	382,717
Third Party services	194,226	129,703

Total revenues	2,601,733	2,336,991

Cost of revenues:
Sale of software	73,566	125,108
Software as a service	247,928	121,466
Software maintenance services	127,805	128,597
Professional services	135,486	100,768
Third Party services	125,024	72,078

Total cost of revenues	709,809	548,017

Gross profit	1,891,924	1,788,974

Operating expenses:
General and administrative	2,118,924	2,541,867
Sales and marketing	1,132,292	791,291
Depreciation	10,687	11,626

Total operating expenses	3,261,903	3,410,560

Loss from operations	(1,369,979)	(1,555,810)

Other income (expense)
Interest expense, net	(206,332)	(2,365,618)

Total other income (expense)	(206,332)	(2,365,618)

Net loss	$(1,576,311)	$(3,921,428)

Basic and diluted net loss per share:	$(0.09)	$(0.55)

Weighted average number of common shares outstanding - basic and diluted	16,650,085	7,152,276

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$689,946	$1,117,118
Accounts receivable, net	259,497	217,028
Prepaid expenses and other current assets	150,620	46,521

Total current assets	1,100,063	1,380,667

Property and equipment, net	18,783	22,603
Other assets	10,285	10,285

Total assets	$1,129,131	$1,413,555
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$767,197	$826,864
Deferred revenues	665,460	638,193
Deferred compensation	215,012	215,012
Notes payable - current	360,496	401,573
Notes payable - related party - current	38,307	92,805
Total current liabilities	$2,046,472	$2,174,447

Long-term liabilities:
Notes payable - net of current portion	585,782	782,206
Notes payable - related party - net of current portion	299,447	127,409
Deferred interest expense	158,062	136,078
Other long-term liabilities - related parties	1,125	12,852

Total long-term liabilities	1,044,416	1,058,545

Total liabilities	3,090,888	3,232,992

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 16,815,850 and 14,908,439 shares issued and outstanding at December 31, 2016 and 2015, respectively	26,816	21,909
Additional paid-in capital	12,966,177	11,537,093
Accumulated deficit	(14,954,750)	(13,378,439)
Total stockholders’ deficit	(1,961,757)	(1,819,437)
Total liabilities and stockholders’ deficit	$1,129,131	$1,413,555

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,576,311)	$(3,921,428)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,687	11,626
Bad debt expense	23,244	26,771
Amortization of deferred financing costs	2,832	13,269
Amortization of beneficial conversion option	-	195,591
Stock issued for services	62,500	-
Stock options compensation	137,878	430,000
Note conversion warrant expense	137,970	2,083,328
Note offer warrant expense	97,435	-
Changes in operating assets and liabilities:
Accounts receivable	(65,713)	(144,738)
Prepaid expenses and other current assets	(104,099)	(853)
Accounts payable and accrued expenses	(24,628)	256,104
Other long-term liabilities - related parties	(11,727)	323,315
Deferred interest expense	21,984	32,837
Deferred revenues	27,267	74,195
Total adjustments	315,630	3,301,445
Net cash used in operating activities	(1,260,681)	(619,983)

Cash flows from investing activities:
Purchases of property and equipment	(6,867)	(5,558)
Net cash used in investing activities	(6,867)	(5,558)

Cash flows from financing activities:
Sale of Common Stock	559,285	1,209,633
Exercise of stock options	3,499	-
Payment of deferred financing costs	(53,029)	-
Proceeds from notes payable	315,000	-
Proceeds from notes payable - related parties	375,000	582,000
Repayment of notes payable	(266,573)	(204,401)
Repayment of notes payable - related parties	(92,806)	(28,654)
Net cash provided by financing activities	840,376	1,558,578

Net increase (decrease) in cash	(427,172)	933,037
Cash - beginning of period	1,117,118	184,081
Cash - end of period	$689,946	$1,117,118

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$56,702	$47,633

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$35,039	$62,294
Accrued interest notes payable related parties converted to equity	-	366,484
Discount on notes payable for beneficial conversion feature	121,154	170,091
Discount on notes payable - related parties for beneficial conversion feature	144,231	-
Notes payable conversion warrant expense	113,762	1,647,610
Notes payable conversion underwriting warrant expense	24,208	435,718
Notes payable converted to equity	135,000	225,800
Notes payable related parties converted to equity	-	1,808,068